Exhibit 5

Nissin Information

September 22, 2003

Dear Investors

     We are delighted to inform you that starting with the month of August we have begun preparing our “Monthly Data” which report our monthly business results in two parts, “Nissin Information” and “Monthly Data”. We will make an effort to create transparent and easy-to-understand IR material. Your continued support will be greatly appreciated.

     The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

1.	Business Results for August 2003

     The business results for August 2003 are as follows:

Loans outstanding

	(Unit: million yen)
	August 31, 2002	August 31, 2003	% change

Consumer loans	46,688	39,411	-15.59%
Consumer loans	37,223	29,242	-21.44%
VIP loans	9,465	10,168	7.44%
Wide loans	59,249	62,764	5.93%
Small business owner loans & Business Timely loans	61,776	73,288	18.64%
Small business owner loans	44,223	55,326	25.11%
Business Timely loans	17,553	17,962	2.33%
Secured loans	1,219	1,496	22.72%
Notes receivable	11	184	1,491.85%
Total loans outstanding	168,946	177,144	4.85%

†Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

     (For details please refer to the Monthly Data for August 2003.)

2.	Notice of Repurchase of Shares from the Market

     Nissin’s repurchases were concluded pursuant to the resolution adopted at the meeting of its board of directors on August 4, 2003.

     (For details please refer to the press release made on September 10, 2003.)

NISSIN CO., LTD 163-1525 SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code : 8571)   New York Stock Exchange (Trading symbol : NIS)
I R homepage address : http://nissin.web-ir.jp/
Investors Relations Dept. / TEL:03-3348-2423, FAX:03-3348-5099, E-mail: info-ir@nissin-f.co.jp

Nissin Information

3.	Notice of Business Tie-Up with Gulliver International Co., Ltd.

     An agreement has been reached between Nissin Co., Ltd. (“Nissin”) and Gulliver International Co., Ltd. (“Gulliver”) (Head Office: Chiyoda-ku, Tokyo; President: Kenichi Hatori) for a business tie-up involving provision of services for members of Gulliver.

     In the tie-up, Nissin will offer loans to the members of the Golden Lounge (a members-only club operated by Gulliver) collateralized by their assets (vehicles in stock).

     The tie-up is aimed at acquisition of new members for the Golden Lounge and provision of financial services to existing members of the Golden Lounge as well as acquisition of new customers and expansion of sales channels for Nissin.

     Nissin will continue to strive to improve asset quality and fulfill the needs of the owners of small businesses by promoting its strategy of “Financial OEM”.

     (For details please refer to the press release made on September 18, 2003.)

4.	NISSINVESTOR for the first quarter of FY2003

     We are delighted to inform you that NISSINVESTOR (report of our business) for the first quarter of FY2003 was prepared and sent to all of our shareholders in Japan at the end of June 2003. You can also download it from our homepage.

NISSIN CO., LTD 163-1525 SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code : 8571)   New York Stock Exchange (Trading symbol : NIS)
I R homepage address : http://nissin.web-ir.jp/
Investors Relations Dept. / TEL:03-3348-2423, FAX:03-3348-5099, E-mail: info-ir@nissin-f.co.jp

NISSIN CO., LTD.(8571)
Monthly Data for August 2003

The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of accounts and loans receivable for the year ending March 31, 2004

Month-end number of accounts

	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans	105,548	104,272	103,118	102,040	101,363
Consumer loans	93,925	92,501	91,177	89,949	89,081
VIP loans	11,623	11,771	11,941	12,091	12,282
Wide loans	36,654	36,876	36,905	36,795	36,774
Small business owner loans + Business Timely loans	38,291	38,697	39,115	39,608	40,035
Small business owner loans	23,735	24,018	24,281	24,506	24,638
Business Timely loans	14,556	14,679	14,834	15,102	15,397
Secured loans	308	307	301	293	294
Notes receivable	26	28	18	42	64

Total number of accounts	180,827	180,180	179,457	178,778	178,530

Month-end loans receivable

										(amounts in thousands of yen)
	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans	40,596,020	40,268,778	39,889,333	39,543,543	39,411,040
Consumer loans	30,889,062	30,452,714	29,963,871	29,511,733	29,242,186
VIP loans	9,706,957	9,816,063	9,925,462	10,031,809	10,168,854
Wide loans	64,029,194	64,107,607	63,709,664	63,076,338	62,764,011
Small business owner loans + Business Timely loans	71,679,353	72,262,394	72,648,648	72,924,617	73,288,872
Small business owner loans	54,377,417	54,883,486	55,168,041	55,247,042	55,326,638
Business Timely loans	17,301,936	17,378,907	17,480,606	17,677,574	17,962,234
Secured loans	1,557,641	1,543,030	1,508,342	1,471,605	1,496,823
Notes receivable	14,218	16,245	11,045	130,538	184,124

Total loans receivable	177,876,428	178,198,056	177,767,034	177,146,642	177,144,873

*Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Trend in the number of applications, number of approvals and approval ratio by product for the year ending March 31, 2004

	April	May	June	July	August	September	October	November	December	January	February	March	Total

Consumer loans
Applications	2,735	3,010	3,372	3,118	2,773								15,008
Approvals	683	678	726	713	766								3,566
Approval ratio	24.97%	22.52%	21.53%	22.87%	27.62%								23.76%
VIP loans
Applications	238	285	307	310	281								1,421
Approvals	217	272	287	286	264								1,326
Approval ratio	91.18%	95.44%	93.49%	92.26%	93.95%								93.31%
Wide loans
Applications	1,022	1,169	929	864	787								4,771
Approvals	816	904	775	671	651								3,166
Approval ratio	79.84%	77.33%	83.42%	77.66%	82.72%								66.36%
Small business owner loans
Applications	660	675	661	640	515								3,151
Approvals	578	579	581	553	434								2,725
Approval ratio	87.58%	85.78%	87.90%	86.41%	84.27%								86.48%
Business Timely loans
Applications	1,136	1,253	1,666	1,655	1,544								7,254
Approvals	473	600	772	714	631								3,190
Approval ratio	41.64%	47.89%	46.34%	43.14%	40.87%								43.98%
Secured loans
Applications	5	5	10	1	7								28
Approvals	3	4	5	1	7								20
Approval ratio	60.00%	80.00%	50.00%	100.00%	100.00%								71.43%
Notes receivable
Applications	10	8	2	31	46								97
Approvals	5	8	2	31	26								72
Approval ratio	50.00%	100.00%	100.00%	100.00%	56.52%								74.23%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent loans by default days for the years ended August 31, 2001, 2002 and 2003

August 31, 2001									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,533,580,846	5.49	532,556,694	1.15	385,876,078	0.84	937,208,786	2.03	1,855,641,558	4.02	46,169,058,406
Wide loans	2,378,370,137	4.70	427,522,992	0.85	259,445,610	0.51	707,751,322	1.40	1,394,719,924	2.76	50,583,085,472
Small business owner loans	2,274,644,678	7.24	361,059,399	1.15	201,742,351	0.64	847,180,829	2.70	1,409,982,579	4.49	31,432,759,732
Business Timely loans	373,959,299	3.20	80,265,709	0.69	70,027,279	0.60	131,233,506	1.12	281,526,494	2.41	11,668,623,932
Secured loans	224,542,897	13.97	16,820,174	1.05	26,816,308	1.67	144,196,492	8.97	187,832,974	11.69	1,606,921,512
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	21,642,335

Total	7,785,097,857	5.50	1,418,224,968	1.00	943,907,626	0.67	2,767,570,935	1.96	5,129,703,529	3.63	141,482,091,389

August 31, 2002									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,971,510,074	6.36	672,349,520	1.44	429,443,185	0.92	975,229,698	2.09	2,077,022,403	4.45	46,688,740,083
Wide loans	3,562,358,540	6.01	524,955,632	0.89	339,492,660	0.57	957,028,138	1.62	1,821,476,430	3.07	59,249,484,228
Small business owner loans	3,539,179,769	8.00	384,793,566	0.87	267,964,262	0.61	972,506,383	2.20	1,625,264,211	3.68	44,223,071,887
Business Timely loans	832,419,742	4.74	176,381,599	1.00	142,280,019	0.81	318,182,953	1.81	636,844,571	3.63	17,553,620,750
Secured loans	267,610,968	21.94	13,628,814	1.12	15,641,881	1.28	154,210,214	12.64	183,480,909	15.04	1,219,733,358
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	11,566,671

Total	11,173,079,093	6.61	1,772,109,131	1.05	1,194,822,007	0.71	3,377,157,386	2.00	6,344,088,524	3.76	168,946,216,977

August 31, 2003									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,626,039,989	6.66	579,882,259	1.47	350,294,832	0.89	957,512,697	2.43	1,887,689,788	4.79	39,411,040,697
Wide loans	5,351,008,550	8.53	516,792,163	0.82	497,393,241	0.79	1,538,116,298	2.45	2,552,301,702	4.07	62,764,011,837
Small business owner loans	5,627,095,603	10.17	498,578,747	0.90	576,305,088	1.04	1,767,578,320	3.19	2,842,462,155	5.14	55,326,638,526
Business Timely loans	1,000,274,227	5.57	216,744,630	1.21	143,004,996	0.80	371,236,278	2.07	730,985,904	4.07	17,962,234,164
Secured loans	287,172,129	19.19	15,435,970	1.03	12,468,494	0.83	210,506,130	14.06	238,410,594	15.93	1,496,823,681
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	184,124,430

Total	14,891,590,498	8.41	1,827,433,769	1.03	1,579,466,651	0.89	4,844,949,723	2.74	8,251,850,143	4.66	177,144,873,335

*The figures in “Total” loans do not include “1 day or more overdue” loans.

*Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Delinquent loans by default days for the month ended June 30, 2003, the month ended July 31, 2003 and the month ended August 31, 2003

June 30, 2003									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,358,078,330	5.91	608,200,764	1.52	358,503,969	0.90	550,627,380	1.38	1,517,332,113	3.80	39,889,333,608
Wide loans	4,934,464,930	7.75	560,834,013	0.88	465,211,058	0.73	1,270,523,077	1.99	2,296,568,148	3.60	63,709,664,863
Small business owner loans	5,319,535,241	9.64	489,077,067	0.89	384,333,484	0.70	1,367,720,334	2.48	2,241,130,885	4.06	55,168,041,672
Business Timely loans	782,283,262	4.48	172,143,735	0.98	133,574,474	0.76	219,901,481	1.26	525,619,690	3.01	17,480,606,662
Secured loans	294,205,001	19.51	4,785,398	0.32	24,405,805	1.62	207,257,579	13.74	236,448,782	15.68	1,508,342,444
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	11,045,260

Total	13,688,566,764	7.70	1,835,040,977	1.03	1,366,028,790	0.77	3,616,029,851	2.03	6,817,099,618	3.83	177,767,034,509

July 31, 2003									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,510,422,627	6.35	602,073,960	1.52	370,437,279	0.94	750,730,092	1.90	1,723,241,331	4.36	39,543,543,234
Wide loans	5,183,930,781	8.22	555,741,302	0.88	437,781,955	0.69	1,419,961,605	2.25	2,413,484,862	3.83	63,076,338,311
Small business owner loans	5,412,431,806	9.80	546,410,293	0.99	454,912,611	0.82	1,479,483,462	2.68	2,480,806,366	4.49	55,247,042,624
Business Timely loans	884,321,837	5.00	180,171,918	1.02	123,062,067	0.70	298,595,204	1.69	601,829,189	3.40	17,677,574,542
Secured loans	289,389,215	19.66	1,720,334	0.12	4,577,508	0.31	210,595,354	14.31	216,893,196	14.74	1,471,605,274
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	130,538,935

Total	14,280,496,266	8.06	1,886,117,807	1.06	1,390,771,420	0.79	4,159,365,717	2.35	7,436,254,944	4.20	177,146,642,920

August 31, 2003									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,626,039,989	6.66	579,882,259	1.47	350,294,832	0.89	957,512,697	2.43	1,887,689,788	4.79	39,411,040,697
Wide loans	5,351,008,550	8.53	516,792,163	0.82	497,393,241	0.79	1,538,116,298	2.45	2,552,301,702	4.07	62,764,011,837
Small business owner loans	5,627,095,603	10.17	498,578,747	0.90	576,305,088	1.04	1,767,578,320	3.19	2,842,462,155	5.14	55,326,638,526
Business Timely loans	1,000,274,227	5.57	216,744,630	1.21	143,004,996	0.80	371,236,278	2.07	730,985,904	4.07	17,962,234,164
Secured loans	287,172,129	19.19	15,435,970	1.03	12,468,494	0.83	210,506,130	14.06	238,410,594	15.93	1,496,823,681
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	184,124,430

Total	14,891,590,498	8.41	1,827,433,769	1.03	1,579,466,651	0.89	4,844,949,723	2.74	8,251,850,143	4.66	177,144,873,335

*The figures in “Total” loans do not include “1 day or more overdue” loans.

*Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Newly contracted accounts and loan amounts by application channels

June 2003							(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	16	6,200	1	1,700	29	69,100	17	13,300	0	0
Shinsei Business Finance Co., Ltd.	1	400	0	0	15	51,000	7	8,190	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	12	3,850	0	0	29	109,700	97	59,420	0	0
Other	1,042	353,649	774	1,676,120	508	1,424,220	302	230,080	5	33,900

Total	1,071	364,099	775	1,677,820	581	1,654,220	423	310,990	5	33,900

[Additional columns below]

[Continued from above table, first column(s) repeated]

(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	63	90,300
Shinsei Business Finance Co., Ltd.	0	0	23	59,590
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	138	172,970
Other	2	1,292	2,633	3,719,261

Total	2	1,292	2,857	4,042,121

July 2003							(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	17	5,945	0	0	35	86,400	21	13,500	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	7	25,000	3	4,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	25	7,270	0	0	19	59,600	124	88,180	0	0
Other	1,017	347,070	671	1,523,620	492	1,299,870	325	233,865	1	5,000

Total	1,059	360,285	671	1,523,620	553	1,470,870	473	339,545	1	5,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	73	105,845
Shinsei Business Finance Co., Ltd.	0	0	10	29,000
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	168	155,050
Other	18	57,785	2,524	3,467,210

Total	18	57,785	2,775	3,757,105

August 2003							(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	9	3,300	0	0	23	76,500	23	17,030	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	10	37,500	6	9,500	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	41	12,640	0	0	10	31,800	119	87,030	0	0
Other	1,027	350,274	651	1,633,400	391	1,133,300	323	245,152	7	52,800

Total	1,077	366,214	651	1,633,400	434	1,279,100	471	358,712	7	52,800

[Additional columns below]

[Continued from above table, first column(s) repeated]

(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	55	96,830
Shinsei Business Finance Co., Ltd.	0	0	16	47,000
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	170	131,470
Other	23	54,517	2,422	3,469,443

Total	23	54,517	2,663	3,744,743

†Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-end number of accounts and loans receivable by application channels

June 30, 2003							(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	192	70,333	2	3,109	332	864,956	154	163,754	0	0
Shinsei Business Finance Co., Ltd.	2	581	0	0	46	165,117	26	38,986	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	20	7,136	0	0	54	225,145	120	95,753	0	0
Other	102,904	39,811,282	36,903	63,706,555	23,849	53,912,822	14,534	17,182,112	301	1,508,342

Total	103,118	39,889,333	36,905	63,709,664	24,281	55,168,041	14,834	17,480,606	301	1,508,342

[Additional columns below]

[Continued from above table, first column(s) repeated]

(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	680	1,102,152
Shinsei Business Finance Co., Ltd.	0	0	74	204,684
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	194	328,035
Other	18	11,045	178,509	176,132,159

Total	18	11,045	179,457	177,767,034

July 31, 2003							(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	207	76,117	2	3,066	361	930,628	172	175,410	0	0
Shinsei Business Finance Co., Ltd.	2	569	0	0	51	180,670	26	39,270	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	45	14,542	0	0	72	274,448	236	196,423	0	0
Other	101,786	39,452,313	36,793	63,073,271	24,022	53,861,294	14,668	17,266,470	293	1,471,605

Total	102,040	39,543,543	36,795	63,076,338	24,506	55,247,042	15,102	17,677,574	293	1,471,605

[Additional columns below]

[Continued from above table, first column(s) repeated]

(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	742	1,185,223
Shinsei Business Finance Co., Ltd.	0	0	79	220,510
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	353	485,414
Other	42	130,538	177,604	175,255,494

Total	42	130,538	178,778	177,146,642

August 31, 2003							(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	212	78,710	2	3,037	381	987,172	191	194,215	0	0
Shinsei Business Finance Co., Ltd.	2	558	0	0	59	210,976	34	51,314	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	85	27,537	0	0	79	295,002	346	294,523	0	0
Other	101,064	39,304,234	36,772	62,760,974	24,119	53,833,487	14,826	17,422,179	294	1,496,823

Total	101,363	39,411,040	36,774	62,764,011	24,638	55,326,638	15,397	17,962,234	294	1,496,823

[Additional columns below]

[Continued from above table, first column(s) repeated]

(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	786	1,263,136
Shinsei Business Finance Co., Ltd.	0	0	95	262,849
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	510	617,063
Other	64	184,124	177,139	175,001,823

Total	64	184,124	178,530	177,144,873

*Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

†Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-end breakdown of borrowings and borrowing rates

Breakdown of borrowings by lender

				( amounts in millions of yen )
	August 2003		March 2003		August 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Indirect	97,859	68.46%	104,920	68.85%	95,026	66.21%
Bank	68,951	48.24%	68,704	45.08%	64,981	45.27%
Life insurance companies	140	0.10%	200	0.13%	264	0.18%
Non-life insurance companies	1,842	1.29%	2,327	1.53%	2,583	1.80%
Other financial institutions	26,925	18.84%	33,688	22.11%	27,198	18.95%
Direct	45,078	31.54%	47,474	31.15%	48,500	33.79%

Total	142,936	100.00%	152,394	100.00%	143,526	100.00%

Borrowings by maturity

				( amounts in millions of yen )
	August 2003		March 2003		August 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Short-term loan	5,400	3.78%	5,500	3.61%	1,250	0.91%
Long-term loan	137,536	96.22%	146,894	96.39%	136,316	99.09%
Long-term loan within 1 year	49,464	34.61%	54,666	35.87%	59,773	43.45%
Long-term loan over 1 year	88,071	61.62%	92,228	60.52%	76,543	55.64%

Total	142,936	100.00%	152,394	100.00%	137,566	100.00%

Borrowing rates

			(%)
	August 2003	March 2003	August 2002

Indirect	2.38	2.43	2.58
Bank	2.33	2.38	2.51
Life insurance companies	2.29	2.34	2.64
Non-life insurance companies	2.87	2.79	2.98
Other financial institutions	2.47	2.51	2.72
Direct	2.22	2.31	2.56

Total	2.35	2.39	2.58